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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement"), effective as of
___________(date) between HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA, an Ohio corporation (the "Company") and _________________ ("Employee"), supersedes and replaces all prior employment agreements between the parties hereto.

                                    RECITALS

         A. The Company has agreed to employ Employee in the position and at the base rate of pay set forth on Schedule I in accordance with the provisions hereof.

         B. The Company has further agreed to provide severance benefits to Employee upon a termination of Employee's employment resulting from certain specified events.

         C. The Company has further agreed to provide pension benefits under the Senior Executive Retirement Plan ("SERP") and to adopt and implement a Supplemental Offset Plan which will provide funding for the SERP.

         D. The Company has further agreed to adopt and implement the Corporate Officer and Senior Executive Life Insurance Program which provides enhanced life insurance benefits for the Employee both during employment and after retirement.

                                     EVENTS

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee and the Company hereby agree as follows:

                  1. SALARY AND POSITION. The base rate of pay and job title shown on Schedule I are correct and in accordance with Employee's understanding. The Employee shall be entitled to participate in the benefit programs referenced on Schedule II hereof to the extent determined by the President of the Company.

                  2. AT-WILL EMPLOYMENT. Employee's employment with the Company is not for any specified term and may be terminated by Employee or by the Company at any time for any reason, with or without cause.

                  3. NO OTHER AGREEMENTS. Except as specifically set forth herein and in the benefit plans (and agreements entered into pursuant to such plans) identified on Schedule II in which Employee is participating or may participate in the future, Employee represents and warrants that there are no other written or oral agreements, understandings or commitments relating to Employee's future employment, work assignments, compensation (including compensation upon termination), benefits, or any other term or condition of employment.

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                  4.       ENTIRE AGREEMENT. This Agreement and the agreements
which have been or may be entered into pursuant to the benefit plans identified or referenced in Schedule II hereto constitute the complete agreement between Employee and the Company regarding any and all aspects of their employment relationship and supersede any and all prior written or oral agreements, understandings or commitments. Employee understands that no representative of the Company has been authorized to enter into any agreement, understanding or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

                  5. PROHIBITION AGAINST AMENDMENT. Employee's base salary may be modified by the Company at any time in its sole discretion. The retirement and other benefit plans set forth on Schedule II may be improved, reduced or terminated by the Company at any time in its sole discretion; provided, however, that no vested or accrued benefit shall be adversely affected. All other terms set forth in this Agreement, including without limitation the terms set forth in paragraph 2 hereof, may not be modified in any way except by a written agreement signed by Employee and by an authorized representative of the Company which expressly states the intention of the parties to modify the terms of this Agreement.

                  6.       SEVERANCE PAYMENT.

                  (a) Upon the termination of Employee's employment as a result of Employee's electing to resign his employment or to retire without the consent of the Company, no payments shall be required or made pursuant to this paragraph 6.

                  (b) Upon the termination of Employee's employment by the Company for "Cause", no payments shall be required or made pursuant to this paragraph 6. "Cause" shall mean Employee's financial dishonesty, fraud in the performance of his duties, willful failure to perform assigned duties hereunder or the commission of a felony.

                  (c) Upon the termination of Employee's employment by the Company for any reason other than for Cause or disability, the Company shall continue payment of Employee's annual base salary, at the rate then in effect on the date of such termination, for a period of one year after such date of termination. The Company shall give thirty (30) days written notice of any such termination which notice shall specify the date of termination.

                  (d) Upon the termination of Employee's employment as a result of the death of Employee, the Company shall continue payment of Employee's annual base salary, at the rate then in effect on the date of such termination, for a period of one year after such date of termination; provided, however, that such payments shall be offset by any survivor benefits, excluding life insurance proceeds, received by Employee's spouse or other designated beneficiary under the Company's plans, programs and policies.

                  (e) Upon the termination of Employee's employment as a result of his becoming unable to perform his duties due to a disability as established by the award of long-term disability benefits under the Company's long-term disability plan, the Company may terminate Employee's employment by giving Employee thirty (30) days written notice of its intention to terminate. In such event, Company shall continue payment of the Employee's annual base salary, at the rate then in effect

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on the date of such termination, for a period of one year after such date of termination; provided, however, that such payments shall be offset by any disability benefits received by Employee, or his legal guardian, under the Company's plans, programs and policies.

                  (f) Notwithstanding anything to the contrary contained herein, upon the termination of Employee's employment for any reason, voluntarily or involuntarily, with or without Cause, Employee shall be entitled to the payments provided for hereunder and such rights as he otherwise has under the Company's Restricted Stock Plan and the Company's Stock Option Plan, each as amended from time to time, in the circumstances of his particular termination.

                  7.       NON-COMPETITION/NON-SOLICITATION.

                  (a) Covenant Not to Compete. The Employee covenants and agrees that during the period of the Employee's employment hereunder and for a period of one (1) year following the termination of the Employee's employment, including without limitation termination by the Company for cause or without cause, the Employee shall not, in the United States of America, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity engaged in the United States of America in providing long-term care, skilled nursing or rehabilitative services or selling or attempting to sell or providing or attempting to provide any other product or service which is the same as or similar to products or services sold or provided by the Company within the last 2 years prior to termination of the Employee's employment hereunder.

                  (b) Non-Solicitation of Customers. The Employee agrees that during his employment with the Company he shall not, directly or indirectly, solicit the business of, or do business with, any customer or prospective customer of the Company for any business purpose other than for the benefit of the Company. The Employee further agrees that for one (1) year following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, the Employee shall not, directly or indirectly, solicit the business of, or do business with, any customers or prospective customers of the Company.

                  (c) Non-Solicitation of Employees. The Employee agrees that, during his employment with the Company and for one (1) year following termination of the Employee's employment with the Company, including without limitation termination by the Company for cause or without cause, the Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employment of the Company for any reason whatsoever, or hire any employee of the Company except into the employment of the Company.

                  8. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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The Company:                                HEALTH CARE AND RETIREMENT
                                            CORPORATION OF AMERICA

                                            By: _______________________________

                                            Its:_______________________________

Employee:                                   __________________________________

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                                   SCHEDULE I

Employee:                           _________________________________

Current Base Rate:                  _________________________________

Job Title:                          _________________________________

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                                   SCHEDULE II

1.       Annual Incentive Plan

2.       Stock Option Plan for Key Employees (as amended from time to time)

3.       Restricted Stock Plan (as amended from time to time)

4.       Salary Retirement Plan (prior to January 1, 1993)

5.       Stock Purchase and Savings Program (prior to January 1, 1993)

6.       Senior Management Savings Plan

7.       Senior Executive Retirement Plans

8.       Supplemental Offset Plan

9.       Excess and Supplemental Benefit Plans

10.      Corporate Officer and Senior Executive Life Insurance Program

11. Such other benefit plans and arrangements as the Company provides, from time to time, to salaried employees generally participation in which is approved by the President.

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